UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 27, 2025

MONRO, INC.

(Exact name of registrant as specified in its charter)

New York	0-19357	16-0838627
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

295 Woodcliff Drive, Suite 202, Fairport, New York	14450
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(800) 297-9886

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	MNRO	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

To the extent required by Item 1.01 of Form 8-K, the information contained in Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 28, 2025, the Board of Directors (“Board”) of Monro, Inc. (the “Company”) appointed Peter Fitzsimmons to serve as the President and Chief Executive Officer of the Company effective immediately.

Mr. Fitzsimmons has served as a partner and managing director of AlixPartners, LLP (“AlixPartners”), a global consulting firm that specializes in helping businesses address challenges, since May 2020, where he has served in client-focused leadership roles advising companies across a wide range of industries including automotive and industrial, retail, telecom, software, consumer products and financial services. From April 2013 to April 2020, he served as an investment partner and managing director of Tower Three Partners, an operationally-oriented private equity firm. Prior to his service at Tower Three Partners, he served in various roles of increasing responsibility at AlixPartners from 1995 to 2013.

In connection with Mr. Fitzsimmons’ appointment, the Company and AP Services, LLC, an affiliate of AlixPartners (“APS”), entered into an engagement letter (the “Engagement Letter”) pursuant to which APS will provide for Mr. Fitzsimmons to serve as the Company’s Chief Executive Officer and for the additional resource of APS personnel as required. Under the Engagement Letter, the Company will pay a monthly fee of $250,000 for Mr. Fitzsimmons’ services in addition to reasonable out-of-pocket expenses, an administrative fee and the standard hourly rates of additional professionals who provide services under the Engagement Letter.

On March 28, 2025, the Company entered into a consulting agreement with AlixPartners pursuant to which AlixPartners will assess the Company’s operations to develop a plan to improve the Company’s financial performance (the “Consulting Agreement”). The Company expects to spend $800,000 for the assessment under the Consulting Agreement, and may spend at least $4 million if the Company pursues additional services from AlixPartners following the assessment. The Company intends to file copies of the Engagement Letter and the Consulting Agreement as exhibits to its Annual Report on Form 10-K for the year ended March 29, 2025.

Except through his positions at AlixPartners and APS, there are no arrangements or understandings between Mr. Fitzsimmons and any other person pursuant to which he was selected as Chief Executive Officer. There are no family relationships between Mr. Fitzsimmons and any director or executive officer of the Company. Except through the Company’s engagement of AlixPartners and APS for the services noted above, the Company has not entered into any transactions with Mr. Fitzsimmons that are reportable pursuant to Item 404(a) of Regulation S-K.

On March 27, 2025, the Board terminated Michael T. Broderick from his positions as President and Chief Executive Officer of the Company effective immediately. Mr. Broderick is entitled to receive the compensation associated with a termination without cause under his amended and restated employment agreement.

Item 7.01	Regulation FD Disclosure.

On March 31, 2025, the Company issued a press release announcing this management transition. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are furnished as part of this Report:

Exhibit Number	Description

99.1	Press Release, dated March 31, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONRO, INC.
(Registrant)

March 31, 2025	By:	/s/ Maureen E. Mulholland
Maureen E. Mulholland
Executive Vice President – Chief Legal Officer and Secretary